UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2023

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Steven M. Hamil as Corporate Executive Vice President and Chief Financial Officer

On April 4, 2023, Steven M. Hamil, the Corporate Executive Vice President and Chief Financial Officer, of Ebix, Inc. (the “Company”) informed the Company that he was resigning from his role, effective as of April 21, 2023, to pursue other opportunities. There were no disagreements between the Company and Mr. Hamil on any matter related to the Company’s operations, policies or practices.

In connection with Mr. Hamil’s separation from service with the Company and subject to his execution of a general release of claims in favor of the Company, the restricted stock previously granted to Mr. Hamil on April 13, 2020 and May 19, 2021, of which approximately 2,302 shares will be unvested on April 21, 2023 will vest on that date and will not be forfeited upon Mr. Hamil’s separation from service with the Company as otherwise set forth in the Company’s 2020 Amended and Restated Equity Incentive Plan.

Appointment of Amit K. Garg as Chief Financial Officer

In connection with Mr. Hamil’s departure, we appointed Amit K. Garg as Chief Financial Officer, effective as of April 21, 2023.

Mr. Garg, age 53, joined EbixCash Ltd., a wholly owned subsidiary of the Company, in March 2022 as the Chief Strategy Officer. Prior to joining EbixCash, Ltd., and since May 2021, Mr. Garg served as the Chief Financial Officer at SJS Enterprise Limited, a provider of diverse products for the automotive and consumer appliance industries. Prior to this position, Mr. Garg co-founded Winpe (Women in PEVC), a not for profit to enhance gender diversity in the investing ecosystem that launched in February of 2020. From August 2019 to May 2021, Mr. Garg was a consultant who advised young companies in growth phase in the fintech, B2B and B2C Healthtech, E-Mobility, hydrogen energy, Oil & Gas OEM, IT Services and Auto components on matters such as strategy, growth, business plan, finance. From August 2018 to July 2019, Mr. Garg served as the Chief Financial Officer at Marketsandmarkets Research PVT, LTD a B2B research company. From December 2015 to July 2018, Mr. Garg served as the Chief Financial Officer (including Head of M&A, Legal and Investor Relations) for NIIT Technologies Ltd, a global IT solutions company (now Coforge Ltd, listed on the National Stock Exchange of India). Mr. Garg was Regional Chief Financial Officer at Intertek India, an Assurance, Testing, Inspection and Certification (ATIC) services company, supporting operations and supply chains from 2011-2015. Intertek India is a subsidiary of Intertek Group plc, a London Stock Exchange listed company. His earlier work experience also includes working with American Express, Fidelity International and PriceWaterhouseCoopers. Mr. Garg holds a Master’s degree in Business Administration from the MIT Sloan School of Management, has advanced education from Harvard Business School, and is a Chartered Accountant from India.

Mr. Garg’s annual base salary will be $250,000, and he is entitled to participate in any benefit plans and programs generally applicable to our executive officers. In connection with his appointment, he will also be paid a target performance bonus of up to $100,000, with target goals and other conditions yet to be finalized.

There is no arrangement or understanding between Mr. Garg and any other person pursuant to which Mr. Garg was selected as an officer, and Mr. Garg does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Garg and any director or executive officer of the registrant.

Additional information about the benefit plans and programs generally available to our executive officers is included in our Annual Report on Form 10-K for 2022 filed with the Securities and Exchange Commission on March 15, 2023 and the Proxy Statement for our 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on October 18, 2022.

Item 9.01	Financial Statements and Exhibits.

Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023

EBIX, INC.

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	Chairman and Chief Executive Officer